Exhibit 10.1

SALE AND PURCHASE AGREEMENT
THIS SALE AND PURCHASE AGREEMENT, dated as of October 1, 2018 (this “Agreement”), by and between BURLINGAME EQUITY INVESTORS MASTER FUND, LP, a Cayman Islands exempted limited partnership (“Master Fund”), BURLINGAME EQUITY INVESTORS II, LP, a Delaware limited partnership (“Fund II”, and each of Master Fund and Fund II a “Seller” and, together, the “Sellers”), and ARÊTE INDUSTRIES INC., a Colorado corporation (the “Buyer”) (each of the Sellers and the Buyer, a “Party” and, together, the “Parties”).
RECITALS
WHEREAS, Master Fund is the holder of a note made in favor of Master Fund by Arête Industries, Inc. (“Arête”), dated as of June 28, 2013, in the original principal amount of $552,000.00 and amended pursuant to a Promissory Note Extension Agreement between Arête and Master Fund, dated as of July 7, 2016 (the “Master Fund Note”); and
WHEREAS, Fund II is the holder of a note made in favor of Fund II by Arête, dated as of June 28, 2013, in the original principal amount of $48,000.00 and amended pursuant to a Promissory Note Extension Agreement between Arête and Fund II, dated as of July 7, 2016 (the “Fund II Note” and, together with the Master Fund Note, the “Notes”); and
WHEREAS the current outstanding principal amount of the Master Fund Note is $165,251.00 and the current outstanding principal amount of the Fun II Note is $17,749.00; and
WHEREAS, the Buyer desires to acquire from the Sellers, and the Sellers wishes to sell to the Buyers, on the terms and subject to the conditions contained in this Agreement, (the “Notes”).
AGREEMENT
NOW THEREFORE, in consideration of the premises and the mutual covenants and the agreements herein set forth, the Parties hereby agree as follows:
Section 1.    Transfer of the Notes.
(a) Purchase and Sale of the Notes.  On the Closing Date (as defined below), and subject to the terms and conditions of this Agreement including the Payment of the Purchase Price, the Sellers will transfer, assign and deliver to the Buyer, and the Buyer will acquire from the Sellers, all of the Sellers’ right, title and interest in, to or arising under and in connection with the Notes.
(b) Transfer Procedures.  On the Closing Date Sellers will deliver to Buyer the Notes, together with a duly executed Assignments in the form attached hereto as Exhibit A.  The transfer of the Notes pursuant to the Assignments on the Closing Date shall be referred to as the “Closing”).
(c) Interest and Principal Payments.  Sellers shall be entitled to retain any interest on the Notes that is received prior to the Closing and Buyers shall be entitled to all interest that accrues or is received on the Notes after the Closing. In the event Sellers receive any repayments of principal on account of the Notes prior to the Closing Date, whether on account of maturity or otherwise, Sellers shall be entitled to retain such amounts for its own account; provided, however, that the Purchase Price shall be reduced by 50% of the amounts of such principal payments received (with such reduction applied pro rata to any future installments of the Purchase Price not yet paid (or refunded if the reduction exceeds all future installments)).

Section 2.      Purchase Price and Payment.
(a) Subject to any adjustment as set forth in Section 1(c) above, the purchase price for the Master Fund Note is $82,625.50 and the purchase price for the Fund II Note is $8,874.50 for a total purchase price of $91,500.00 (the “Purchase Price”).
(b) Buyer hereby agrees to pay and shall pay the Purchase Price in immediately available funds pursuant to the wire instructions set forth on Exhibit B in three equal installments (subject to any adjustment as set forth in Section 1(c) above) as follows:
(i) On or before October 20, 2018, $27,541.83 to Master Fund and $2,958.17 to Fund II;
(ii) On or before November 20, 2018, $27,541.83 to Master Fund and $2,958.17 to Fund II; and
(iii) On or before December 20, 2018, $27,541.84 to Master Fund and $2,958.16 to Fund II;
Section 3.       Closing Date.  The “Closing Date” shall be on a business day, mutually agreed to by the Parties, between two and five business days after the date that the entire Purchase Price has been paid by Buyers to Sellers; provided, however, that if at any time the Purchase Price installments have not been timely made as set forth in Section 2(b) hereof and are still outstanding, Sellers shall have the right to terminate their obligation to sell and transfer the Notes to Buyer by delivering written notice to Buyer (a “Cancellation Notice”), which notice will become effective within 24 hours of having been sent.  In the event of such Cancellation Notice and termination, Sellers shall (i) be entitled to keep any installments of the Purchase Price received, (ii) be relieved of any obligations to transfer the Notes to Buyer, and (iii) shall have no further claim against Buyer for payment of the Purchase Price.
Section 4.       Representations and Warranties of the Seller.  Each Seller represents and warrants to the Buyer as of the date hereof, and as of the Closing Date, not jointly but severally, with respect only to itself as follows:
(a) Power.  Such Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.  Such Seller has the necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b) Binding Effect.  This Agreement has been duly executed and delivered by such Seller and is a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except that such enforceability against the Seller may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by the court’s discretion in relation to equitable remedies.

(c) Non Contravention.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or breach any provision of the Seller’s organizational documents, (ii) to Seller’s knowledge violate any law, rule or regulation by which the Seller or any of its properties may be bound or affected or (iii) conflict with or result in a default under any material contract or other material agreement to which the Seller is a party or by which it or any of its properties are bound or affected.
(d) Approvals.  No authorization, consent, order or approval of, notice to or registration or filing with, or any other action by, any governmental authority or other person or entity is required or advisable in connection with (i) the due execution and delivery by the Seller of this Agreement, (ii) the performance by the Seller of its obligations under this Agreement or (iii) the sale, transfer and delivery of the Notes to the Buyer.  The foregoing notwithstanding, such Seller make no representation as to the assignability of its Note.
(e) Ownership.  Such Seller is the sole legal and beneficial owner of its respective Note and has good title to the Note free and clear of any liens, claims, encumbrances, security interests, voting trusts, voting agreements, transfer restrictions and other restrictions of any nature whatsoever other than those set forth in the applicable Note or created by this Agreement.
(f) No General Solicitation.  The Notes were not offered to the Buyer by way of general solicitation or general advertising.
(g) No Withholding.  Such Seller is not subject to any withholding taxes with respect to the Notes.
Section 5.       Representations and Warranties of the Buyer.  The Buyer represents and warrants to each Seller as of the date hereof, and as of the Closing Date, as follows:
(a) Power.  The Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  The Buyer has the necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b) Binding Effect.  This Agreement has been duly executed and delivered by the Buyer and is a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms, except that such enforceability against the Buyer may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by the court’s discretion in relation to equitable remedies.
(c) Contravention.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or breach any provision of the Buyer’s organizational documents, (ii) violate any law, rule or regulation by which the Buyer or any of its properties may be bound or affected or (iii) conflict with or result in a default under any material contract or other material agreement to which the Buyer is a party or by which it or any of its properties may be bound or affected.

(d) Approvals.  No authorization, consent, order or approval of, notice to or registration or filing with, or any other action by, any governmental authority or other person or entity is required or advisable in connection with (i) the due execution and delivery by the Buyer of this Agreement, (ii) the performance by the Buyer of its obligations under this Agreement or (iii) the purchase of the Notes by the Buyer.
(e) The Buyer recognizes that no public market now exists for the Notes, and that it is possible that no such market will develop in the future.  The Buyer acknowledges that it may have to hold the Notes indefinitely unless the Buyer’s resale of the Notes is subsequently registered under the Securities Act or an exemption from registration is available.
(f) Sophistication. (i) The Buyer (A) is a sophisticated i investor and has the requisite knowledge and experience in financial and business matters and expertise in assessing credit risk, (B) is capable of evaluating the merits, risks and suitability of investing in the Notes, (C) is relying exclusively on its sources of information and credit analysis with respect to the Notes and (D) is able to bear the economic risks related to the investment in the Notes.
(i) The Buyer has determined, based on an independent review and such professional advice as it deemed appropriate under the circumstances, that its acquisition of the Notes (A) is fully consistent with its financial needs, objectives and condition, (B) complies and is fully consistent with all investment policies, guidelines and restrictions applicable to the Buyer and (C) is a proper and suitable investment for the Buyer, notwithstanding the clear and substantial risks inherent in investing in or holding the Notes.
(ii) The Buyer hereby certifies that any information it has requested concerning the Notes, the Issuer or any other matter relevant to its decision to purchase the Notes was made available to the Buyer prior to the date of this Agreement, and the Buyer has conducted its own due diligence in making the decision to invest in the Notes. Buyer hereby certifies that it has not relied on the Sellers or any of their affiliates or advisors in connection with its determination as to the legality of the sale of the Notes or as to any other matters referred to in Section 5(f) herein and that the Buyer has looked solely to its own counsel and other advisors in connection with all such matters.
(g) Accredited Investor/Qualified Purchaser.  It is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Notes;
(h) Own Account/Future Transfers. It is purchasing the Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control, and neither it nor its Affiliates has engaged in any general solicitation or general advertising within the meaning of the Securities Act with respect to the Notes.

(i) Transaction Documents.  The Buyer has received and reviewed copies of the Notes, which are appended as Appendix 1.
(j) ERISA.  No interest in the Notes is being acquired by or on behalf of one or more “employee benefit plans,” as such term is defined in ERISA, that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include the assets of any such “employee benefit plan” or “plan.”
(k) Opportunity to Review. It has had an opportunity to discuss Arête’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with Arête and to consult with its legal and tax advisors.
(l) No Registration of Notes.  It understands that (i) the Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, (ii) Arête is not required to register the Notes.
Section 6.       Indemnification.
(a) The Sellers shall indemnify, defend, and hold the Buyer and its officers, directors, agents, partners, members, controlling entities and employees (collectively, the “Buyer Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that any Buyer Indemnitee incurs or suffers as a result of, or arising out of a breach of any of the Seller’s representations, warranties, covenants or agreements in this Agreement.
(b) The Buyer shall indemnify, defend, and hold the Sellers and their respective officers, directors, agents, partners, members, controlling entities, and employees (collectively, the “Seller Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that any Seller Indemnitee incurs or suffers as a result of or arising out of a breach of any of the Buyer’s representations, warranties, covenants or agreements in this Agreement.
(c) Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the Parties and survives termination of this Agreement or any future transfer of the Notes.  It is not necessary for a Party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.
Section 7.       Miscellaneous.
(a) Termination.  In the event Sellers, in good faith, believe that because of actions by third-parties, including Arête, or applicable law they will be unable to timely close the transaction contemplated hereby and sell the Notes to Buyer or it would not be reasonably practicable to do so, Sellers may cancel the transactions contemplated hereby by sending Buyer written notice, effective within 24 hours (a “Termination Notice”), in which case Sellers will refund any installment payments received and the parties will have no further obligations to each other hereunder.

(b) Fees and Expenses.  All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein shall be paid by the Party incurring such expense.
(c) Notices.  All notices, requests, demands and other communications to any Party (collectively, “Notices”) will be (i) in writing and delivered personally, by overnight courier or by registered mail to the Parties at the following address, or (ii) sent by electronic mail (email) to the email addresses specified below (or at such other address or email address as will be specified by a Party by like Notice given at least five calendar days prior thereto):
(i) If to the Sellers, at:
Burlingame Equity Investors Master Fund, LP
c/o Burlingame Asset Management, LLC
800 Airport Boulevard
Suite 418
Burlingame, CA  94010
Attention: Blair E. Sanford
BSanford@BAM-LLC.com

Burlingame Equity Investors II, LP
c/o Burlingame Asset Management, LLC
800 Airport Boulevard
Suite 418
Burlingame, CA  94010
Attention: Blair E. Sanford
BSanford@BAM-LLC.com

-with a copy to-
Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue, New York, NY 10176
Attention: Eric S Wagner, Esq.
EWagner@KKWC.com

(ii) If to the Buyer, at:
Arête Industries Inc.
7260 Osceola Street
Westminster, CO 80030
Attention: Nicholas L. Scheidt, CEO
NLS7777@comcast.net

All Notices will be deemed delivered when actually received, except as set forth in Section 3 hereof with respect to a Cancellation Notice or Section 7(a) hereof with respect to a Termination Notice.  Each of the Parties will hereafter notify the other in accordance with this Section 7(c) of any change of address, fax number or email address to which Notice is required to be sent.
(d) Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, and by different Parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.  Transmission by facsimile or other form of electronic transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.  Each fully executed counterpart of this Agreement shall be deemed to be a duplicate original.
(e) Integration.  This Agreement contains and constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the Parties.
(f) Descriptive Headings.  The headings in this Agreement and in the schedules and exhibits hereto are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.
(g) Amendment of Agreement.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
(h) Survival; Successors and Assigns.  All representations, warranties, covenants, indemnities and other provisions made by the Parties shall be considered to have been relied upon by the Parties, shall be true and correct as of the date hereof and shall survive the execution, delivery, and performance of this Agreement; provided, however, that each representation and warranty shall survive and shall be fully effective and enforceable for a period of one (1) year from the date of this Agreement.  All rights to recovery with respect to breach of any representation and warranty hereunder shall survive only as long as the applicable representation and warranty survives; provided, however, that with respect to any claim for losses asserted prior to the termination of the representation or warranty, the parties’ obligations shall survive until the claim is resolved.  This Agreement will be binding upon and inures to the benefit of and is enforceable by the respective successors and permitted assigns of the Parties.
(i) No Waiver; Remedies.  No failure or delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of the right, power or privilege.  A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege.  The rights and remedies provided in this Agreement will be cumulative and not exclusive of any rights or remedies provided by law.

(j) Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
(k) Governing Law.  This Agreement will be governed by, and construed in accordance with, the laws of the state of California (without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction) applicable to contracts executed in and to be performed entirely within that state.
(l) Submission to Jurisdiction.  Any lawsuit, action or proceeding with respect to this Agreement may be brought in the courts of the State of California or of the United States of America for the Northern District of California, and each of the Seller and the Buyer hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of these courts.  Each of the Seller and the Buyer hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any lawsuit, action or proceeding in those jurisdictions.
(m) Waiver of Jury Trial.  Each Party waives any right to a trial by jury in any lawsuit, action or proceeding to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered or to be delivered in connection with this Agreement and agrees that any lawsuit, action or proceeding will be tried before a court and not before a jury.
(n) Further Assurances.  Each Party agrees (i) to execute and deliver, or to cause to be executed and delivered, all such other and further agreements, documents and instruments and (ii) to take or cause to be taken all such actions as the other Party may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement.
(o) Confidentiality.  Each of the Parties hereby agrees, without the prior written consent of the other, to not disclose, and to otherwise keep confidential, the sale of the Notes and other transactions contemplated hereby, except that:
(i) any of the Buyer and Sellers may, at their discretion, notify Arête of the existence of this Agreement and the sale of the Notes;
(ii) any Party may make any such disclosure (i) as required to implement or enforce this Agreement, (ii) if required to do so by any law, court, regulation, subpoena or other legal process, (iii) to any governmental authority or self-regulatory entity having or asserting jurisdiction over it or (iv) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other entity or sanctions that may be imposed by any governmental authority; and
(iii) the Parties may disclose information regarding such sale (x) to their respective accountants, attorneys, limited partners, shareholders and other interest holders and (y) to the extent necessary to effect the transactions contemplated.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.
SELLERS
BURLINGAME EQUITY INVESTORS MASTER FUND, LP
By: Burlingame Asset Management, LLC as General Partner

By:___________________________
Blair Sanford, Managing Member

BURLINGAME EQUITY INVESTORS II, LP
By: Burlingame Asset Management, LLC as General Partner

By:___________________________
Blair Sanford, Managing Member

BUYER
ARÊTE INDUSTRIES INC.

By:_______________________________
Nicholas L. Scheidt, CEO

EXHIBIT A
[SHORT FORM ASSIGNMENT]

Attached to and made part of that certain Assignment, Bill of Sale and Conveyance
effective                , 2018 between Arete Industries Inc. and Eagle United Truck Wash LLC

Clark County, Kansas

Daily 1-1
	8/22/1975	045	218	Eva Daily, a widow	Mesa Petroleum Co.	Township 31 South, Range 22 West Section 1: E/2 NE/4

Attached to and made part of that certain Assignment, Bill of Sale and Conveyance
effective                , 2018 between Arete Industries Inc. and Eagle United Truck Wash LLC

Niobrara County, Wyoming

Government Canada
	5/1/1952	374	379	USA (W-013426-A)	F. J. Murray	Township 41 North, Range 66 West, 6th P.M. Section 32: NE/4, Niobrara County, Wyoming

Attached to and made part of that certain Assignment, Bill of Sale and Conveyance
effective                , 2018 between Arete Industries Inc. and Eagle United Truck Wash LLC

	Campbell County, Wyoming

Federal 1-18
	11/1/1961			W-0151454 (USA)	Great Western Drilling Co.	NE/4 Section 18-Township 46 North, Range 72 West, 6th P.M.
						Those rights below 3, 000' or the bottom of the Fort Union Formation, whichever is
						deeper

Federal 1-19
	11/1/1972			W-37074 (USA)	William L. McCullough	NW/4 Sec. 19-46N-72W Those rights below 3, 000' or the bottom of the Fort Union Formation, whichever is deeper
Lindsey #1 & #2
	3/30/1979	469	384	Elsie Josephine Lindsey, a widow	Harrell & Bradshaw	Lots 1, 2, 3, 4, E/2 W/2 Sec.18-46N-72W, 6th P.M.; Those rights below 3, 000' or the bottom of the Fort Union Formation, whichever is deeper
	3/30/1979	469	364	Dewey Revere Lindsey	Harrell & Bradshaw	Lots 1, 2, 3, 4, E/2 W/2 Sec.18-46N-72W, 6th P.M.; Those rights below 3, 000' or the bottom of the Fort Union Formation, whichever is deeper

	3/30/1979	469	354	Marjorie Pauline Lindsey	Harrell & Bradshaw	Lots 1, 2, 3, 4, E/2 W/2 Sec.18-46N-72W, 6th P.M.; Those rights below 3, 000' or the bottom of the Fort Union Formation, whichever is deeper

	3/30/1979	469	334	James K. Lindsey, ET UX	Harrell & Bradshaw	Lots 1, 2, 3, 4, E/2 W/2 Sec.18-46N-72W, 6th P.M.; Those rights below 3, 000' or the bottom of the Fort Union Formation, whichever is deeper
	3/30/1979	469	374	Raymond P. Lindsey	Harrell & Bradshaw	Lots 1, 2, 3, 4, E/2 W/2 Sec.18-46N-72W, 6th P.M.; Those rights below 3, 000' or the bottom of the Fort Union Formation, whichever is deeper
	3/30/1979	469	344	Chester C. Lindsey, ET UX	Harrell & Bradshaw	Lots 1, 2, 3, 4, E/2 W/2 Sec.18-46N-72W, 6th P.M.; Those rights below 3, 000' or the bottom of the Fort Union Formation, whichever is deeper

ASSIGNMENT
For value received, the adequacy and sufficiency of which are hereby acknowledged, BURLINGAME EQUITY INVESTORS MASTER FUND, LP (“Assignor”) hereby unconditionally and irrevocably sells, transfers and assigns to ARÊTE INDUSTRIES INC. (“Assignee”), an undivided 100 % ownership interest in and to all of Assignor’s right, title, interest, claims and causes of action in and to, or arising under or in connection with note made in favor of Assignor by Arête Industries, Inc., dated as of June 28, 2013, in the original principal amount of $552,000.00 (as same may have been subsequently paid down) and amended pursuant to a Promissory Note Extension Agreement between Arête and Master Fund, dated as of July 7, 2016.
Date: __________________
BURLINGAME EQUITY INVESTORS MASTER FUND, LP
By: Burlingame Asset Management, LLC as General Partner

By:___________________________
Blair Sanford, Managing Member

ASSIGNMENT
For value received, the adequacy and sufficiency of which are hereby acknowledged, BURLINGAME EQUITY INVESTORS II, LP (“Assignor”) hereby unconditionally and irrevocably sells, transfers and assigns to ARÊTE INDUSTRIES INC. (“Assignee”), an undivided 100% ownership interest in and to all of Assignor’s right, title, interest, claims and causes of action in and to, or arising under or in connection with note made in favor of Assignor by Arête Industries, Inc., dated as of June 28, 2013, in the original principal amount of $48,000.00 (as same may have been subsequently paid down) and amended pursuant to a Promissory Note Extension Agreement between Arête and Master Fund, dated as of July 7, 2016.
Date: __________________
BURLINGAME EQUITY INVESTORS II, LP
By: Burlingame Asset Management, LLC as General Partner

By:___________________________
Blair Sanford, Managing Member

EXHIBIT B
WIRE INSTRUCTIONS
Burlingame Equity Investors Master Fund, LP
The Bank of New York
ABA # 021-000-018
Account Name: Pershing LLC
Account Number: 890-051238-5
For Further Credit: Burlingame Equity Investors Master Fund, LP
Account Number: XPB001773

Burlingame Equity Investors II, LP
The Bank of New York
ABA # 021-000-018
Account Name: Pershing LLC
Account Number: 890-051238-5
For Further Credit: Burlingame Equity Investors II, LP
Account Number: XPB001765

APPENDIX 1
THE NOTES